Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Second Quarter Results

NEW YORK, NY, August 5, 2015 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended June 30, 2015. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, mortgage loans and other real estate related assets.

SECOND QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$(0.05) of Net Income/(Loss) per diluted common share(6)

•	$0.65 of Core Earnings per diluted common share(6)

•	$0.61 plus a $0.04 retrospective adjustment

•	Includes $0.03 of dollar roll income associated with the net position in agency mortgage-backed securities (“MBS”) in the “to-be-announced” (“TBA”) market

•	$0.60 per share common dividend declared

•	$19.21 net book value per share as of June 30, 2015(1), net of the second quarter common dividend

•	Book value declined $0.66 or 3.3% from last quarter, inclusive of:

•	Agency and derivatives realized and unrealized change of $(0.61) or (3.1%). Mortgage basis continues to be volatile and constrain performance

•	Credit realized and unrealized change of $(0.10) or (0.5%)

•	Core earnings in excess of the $0.60 dividend of $0.05 or 0.3%

	Q1 2015	Q2 2015
Summary of Operating Results:
GAAP Net Income/(Loss) Available to Common Stockholders	$9.4mm	$(1.5)mm
GAAP Net Income/(Loss) Available to Common Stockholders, per diluted common share (6)	$0.33	$(0.05)
Non-GAAP-Results:
Core Earnings	$17.9mm	$18.6mm
Core Earnings, per diluted common share (6)	$0.63	$0.65

*	For a reconciliation of GAAP Income to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$3.2 billion investment portfolio value as of June 30, 2015 (2) (4) as compared to the $3.5 billion investment portfolio as of March 31, 2015

•	As of June 30th, we exited all of our TBA positions.

•	51.6% Agency RMBS investment portfolio

•	48.4% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, mortgage loans and excess mortgage servicing rights

•	Hedge ratio at quarter end of 84% of Agency RMBS repo notional, or 47% of financing (8) (14)

•	11.4% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the second quarter, excluding net TBA position (5)

•	11.6% CPR on the Agency RMBS investment portfolio in July (5)

•	Moderate increase in prepayment speeds is consistent with seasonality, collateral aging curve and lower interest rates in Q1

•	3.64x leverage and 2.86% net interest margin as of June 30, 2015 (2)(3)(7)

SECOND QUARTER ACTIVITY

•	Agency MBS: actively adjusted the portfolio and hedges in response to higher interest rates; rotation out of select Inverse IOs and TBA positions

•	Credit MBS: purchase of long duration Non-Agency MBS and CMBS and rotation out of select CMBS, ABS and short duration MBS

•	Investments in $25.5 mm of new issue Alt-A Non Agency MBS with $14.2 mm of associated financing

•	Received favorable ‘40 Act treatment on purchase, allowing MITT to meet the ‘40 Act requirements without increasing our Agency exposure

•	MITT along with other AG funds participated in two term securitizations in May and July. In each instance, the securitization term funds mortgage loans with fixed rate financing

•	Sold senior bonds to a third party while retaining the lower tranches

•	Subsequent to quarter end, membership of wholly-owned subsidiary accepted by the Federal Home Loan Bank (“FHLB”) of Cincinnati

MANAGEMENT REMARKS

“During the second quarter, we experienced uncertainty in the global markets as well as mortgage basis and interest rate volatility,” commented Jonathan Lieberman, President and Chief Investment Officer. “Given this challenging investment environment, MITT’s diversified investment portfolio generated core earnings above our dividend, and the investment team reduced overall leverage and Agency MBS exposure. The advantages of our hybrid mortgage portfolio were evident with our stable credit book offsetting Agency MBS underperformance. MITT continues to benefit from AG’s multi-disciplinary investment platform, enabling MITT to invest in a wide range of credit assets and continue our rotation into more attractive investments.”

“We focused on risk management during the quarter, actively managing our interest rate hedging and repositioning our portfolio toward a more defensive stance, as interest rates rose and the discussion of an impending rate hike by the Federal Reserve continued,” commented David Roberts, Chief Executive Officer. “We are pleased to announce that a wholly owned subsidiary of MITT became a member of the FHLB of Cincinnati. Through the FHLB membership, MITT will benefit from having greater financial flexibility and enhanced liquidity management.”

KEY STATISTICS

($ in thousands)
June 30, 2015
Investment portfolio (2) (4)	$3,179,055
Repurchase agreements (2)	2,534,309
Total financing (15)	2,570,928
Stockholders’ equity	706,568
Leverage ratio (7)	3.64x
Hedge ratio - Total financing (8) (15)	47%
Hedge ratio - Agency repo (8)	84%
Yield on investment portfolio (9)	4.64%
Cost of funds (10)	1.78%
Net interest margin (3)	2.86%
Management fees (11)	1.42%
Other operating expenses (12)	1.86%
Book value, per share (1)	$19.21
Undistributed taxable income, per common share (13)	$1.73
Dividend, per share	$0.60

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of June 30, 2015 (2):

($ in thousands)
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield
Agency RMBS:
20-Year Fixed Rate	$115,434	$5,525	$120,959	$122,309	2.8%
30-Year Fixed Rate	890,074	41,994	932,068	936,242	3.1%
Fixed Rate CMO	82,478	796	83,274	85,442	2.9%
Hybrid ARM	391,491	7	391,498	398,034	2.8%
Inverse Interest Only	239,459	(196,262)	43,197	45,546	8.4%
Interest Only	523,785	(473,560)	50,225	51,924	7.2%
Credit Investments:
Non-Agency RMBS	1,863,828	(703,298)	1,160,530	1,179,417	5.7%
ABS	61,003	(461)	60,542	61,094	5.7%
CMBS	277,345	(152,142)	125,203	127,769	7.9%
CMBS Interest Only	454,826	(447,004)	7,822	7,955	7.4%
Commercial Loans	72,800	(305)	72,495	72,800	8.3%
Residential Loans	124,131	(37,190)	86,941	89,993	7.4%
Excess Mortgage Servicing Rights	79,107	(78,564)	543	530	14.6%

Total	$5,175,761	$(2,040,464)	$3,135,297	$3,179,055	4.6%

As of June 30, 2015, the weighted average yield on the Company’s investment portfolio was 4.64% and its weighted average cost of funds was 1.78%. This resulted in a net interest margin of 2.86% as of June 30, 2015. (3)

The Company had net realized losses of $(3.9) million, or $(0.14) per share, inclusive of losses from investments in affiliates, during the quarter ended June 30, 2015 comprised of:

•	$(2.6) million or $(0.09) per share from net U.S. Treasury positions

•	$(2.5) million, or $(0.09) per share from credit investments

•	$0.5 million, or $0.02 per share from Agency RMBS

•	$0.7 million, or $0.02 per share from TBA gains

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $1.0 million, or $0.04 per share retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 3.3% as of June 30, 2015, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, has entered into repurchase agreements with 37 counterparties, under which it had debt outstanding with 22 counterparties as of June 30, 2015. Weighted average funding cost was 0.5% for Agency RMBS and 1.9% for credit investments. The investment portfolio is financed with repurchase agreements as of June 30, 2015 as summarized below:

($ in thousands)
Repurchase Agreements Maturing Within:*	Repo Outstanding	WA Funding Cost	WA Days to Maturity**	% Repo Outstanding
30 Days or Less	1,784,481	0.8%	12	70.4%
31-60 Days	213,157	1.2%	47	8.4%
61-90 Days	19,727	1.8%	72	0.8%
Greater than 90 Days	516,944	1.9%	513	20.4%

Total / Weighted Average	$2,534,309	1.1%	117	100.0%

*	Numbers in table above do not include securitized debt of $36.0 million.
**	Our weighted average original days to maturity is 157 days.

The Company has entered into interest rate swap agreements to hedge its portfolio. The Company’s interest rate swaps as of June 30, 2015 are summarized as follows:

($ in thousands)
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2017	80,000	0.87%	0.32%	2.18
2018	210,000	1.05%	0.27%	2.76
2019	260,000	1.27%	0.27%	4.14
2020	290,000	1.67%	0.27%	4.76
2022	70,000	1.75%	0.27%	7.02
2023	160,000	2.31%	0.28%	7.92
2025	40,000	2.48%	0.28%	9.93

Total/Wtd Avg	$1,110,000	1.53%	0.28%	4.84

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

As of June 30, 2015, 84% and 47% of the Company’s outstanding balance of repurchase agreements secured by Agency RMBS and financing, respectively, was hedged. (8)(14)

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of June 30, 2015, the Company had undistributed taxable income of approximately $1.73 per share. (13)

DIVIDEND

On June 11, 2015, the Company’s board of directors declared the second quarter dividend of $0.60 per share of common stock that was paid on July 31, 2015 to stockholders of record as of June 22, 2015.

On May 14, 2015, the Company declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on June 17, 2015 to stockholders of record as of May 29, 2015.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s second quarter earnings conference call on August 6, 2015 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 9003669#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q2 2015 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on September 5, 2015. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 9003669#.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $27 billion under management. Currently, the firm’s investment disciplines encompass six principal areas: (i) distressed debt and non-investment grade corporate credit, (ii) direct lending, (iii) real estate equity and debt and net lease real estate, (iv) residential and consumer debt, (v) private equity and special situations and (vi) multi-strategy hedge funds. Angelo, Gordon & Co. employs over 360 employees, including more than 138 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book value, deploying capital, the common and preferred stock offerings and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Real estate securities, at fair value:
Agency - $1,520,424,707 and $1,691,194,581 pledged as collateral, respectively	$1,639,497,291	$1,808,314,746
Non-Agency - $1,117,558,576 and $1,088,398,641 pledged as collateral, respectively	1,164,542,624	1,140,077,928
ABS - $61,094,356 and $66,693,243 pledged as collateral, respectively	61,094,356	66,693,243
CMBS - $105,167,321 and $96,920,646 pledged as collateral, respectively	108,767,353	100,520,652
Residential mortgage loans, at fair value -$74,328,679 and $73,407,869 pledged as collateral, respectively	80,725,305	85,089,859
Commercial loans, at fair value - $62,800,000 pledged as collateral	72,800,000	72,800,000
Investments in affiliates	33,637,519	20,345,131
Excess mortgage servicing rights, at fair value	529,946	628,367
Linked transactions, net, at fair value	—	26,695,091
Cash and cash equivalents	73,802,887	64,363,514
Restricted cash	23,070,257	34,477,975
Interest receivable	11,513,517	11,886,019
Receivable under reverse repurchase agreements	104,868,750	—
Derivative assets, at fair value	4,313,897	11,382,622
Other assets	9,603,578	10,543,072
Due from broker	3,254,746	4,586,912

Total Assets	$3,392,022,026	$3,458,405,131

Liabilities
Repurchase agreements	$2,513,218,214	$2,644,955,948
Securitized debt	36,009,319	39,777,914
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	102,891,797	—
Interest payable	2,865,826	2,461,494
Derivative liabilities, at fair value	2,897,666	8,608,209
Dividend payable	17,033,527	17,031,609
Due to affiliates	4,774,983	4,850,807
Accrued expenses	2,227,218	2,285,339
Taxes payable	977,216	1,743,516
Due to broker	2,558,314	4,015,152

Total Liabilities	2,685,454,080	2,725,729,988
Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,389,211 and 28,386,015 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	283,893	283,861
Additional paid-in capital	586,141,440	586,051,751
Retained earnings/(deficit)	(41,071,392)	(14,874,474)

Total Stockholders’ Equity	706,567,946	732,675,143

Total Liabilities & Stockholders’ Equity	$3,392,022,026	$3,458,405,131

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2015	June 30, 2014
Net Interest Income
Interest income	$37,278,271	$36,079,435
Interest expense	7,574,429	6,783,768

	29,703,842	29,295,667

Other Income
Net realized gain/(loss)	(2,153,328)	(1,826,360)
Income/(loss) from linked transactions, net	—	3,409,366
Realized loss on periodic interest settlements of derivative instruments, net	(3,228,729)	(5,773,644)
Unrealized gain/(loss) on real estate securities and loans, net	(22,256,001)	42,653,828
Unrealized gain/(loss) on derivative and other instruments, net	5,798,988	(23,917,820)

	(21,839,070)	14,545,370

Expenses
Management fee to affiliate	2,502,091	2,507,487
Other operating expenses	3,285,942	2,739,225
Servicing fees	144,999	162,717
Equity based compensation to affiliate	36,738	73,586
Excise tax	375,000	375,000

	6,344,770	5,858,015

Income/(loss) before equity in earnings/(loss) from affiliates	1,520,002	37,983,022
Income tax benefit/(expense)	—	(92,795)
Equity in earnings/(loss) from affiliates	320,442	3,275,056

Net Income/(Loss)	1,840,444	41,165,283

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$(1,526,910)	$37,797,929

Earnings/(Loss) Per Share of Common Stock
Basic	$(0.05)	$1.33
Diluted	$(0.05)	$1.33
Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,389,211	28,377,245
Diluted	28,389,211	28,380,458

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful for investors in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such, including investments held in affiliated entities and derivatives. As defined, Core Earnings include the net interest earned on these transactions on a yield adjusted basis, including credit derivatives, investments in affiliates, inverse Agency interest-only securities, interest rate derivatives or any other investment activity that may earn or pay net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended June 30, 2015 and the three months ended June 30, 2014 is set forth below:

	Three Months Ended	Three Months Ended
	June 30, 2015	June 30, 2014
Net Income/(loss) available to common stockholders	$(1,526,910)	$37,797,929
Add (Deduct):
Net realized (gain)/loss	2,153,328	1,826,360
Tax (benefit)/expense related to realized gain	—	92,795
Drop income	962,240	258,304
(Income)/loss from linked transactions, net	—	(3,409,366)
Net interest income on linked transactions	—	1,916,986
Equity in (earnings)/loss from affiliates	(320,442)	(3,275,056)
Net interest income from equity method investments	835,071	502,210
Unrealized (gain)/loss on real estate securities and loans, net	22,256,001	(42,653,828)
Unrealized (gain)/loss on derivative and other instruments, net	(5,798,988)	23,917,820

Core Earnings	$18,560,300	$16,974,154
Core Earnings, per Diluted Share	$0.65	$0.60

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on the balance sheet. We invested in certain credit sensitive commercial real estate securities and mortgage loans through affiliated entities, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets and repurchase financings consistently with all other investments and financings. Additionally, GAAP requires TBAs to be accounted for as derivatives, representing a forward purchase, or sale, of Agency RMBS. We have included any net TBA positions as part of Agency RMBS in our portfolio composition unless otherwise stated. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See notes footnotes (9) and (10) for further detail. NIM also excludes any net TBA position.
(4)	The total investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any net TBA position, Non-Agency RMBS, ABS, CMBS, mortgage loan assets, and excess mortgage servicing rights, including securities and mortgage loans owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including any net TBA positions as Agency RMBS and securities and mortgage loans owned through investments in affiliates as credit investments, by the total investment portfolio.
(5)	This represents the weighted average monthly CPRs published during the quarter, or month, as applicable, for our in-place portfolio during the same period. Any net TBA position is excluded from CPR calculation.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio at quarter end was calculated by dividing financing, plus or minus the net payable or receivable, as applicable, on unsettled trades, excluding unsettled U.S. Treasury trades, by our GAAP stockholders’ equity at quarter end. “At Risk” Leverage includes the components of “leverage” plus any net TBA position (at cost). See footnote 14 for further detail.
(8)	The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, net positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and long positions in U.S. Treasury securities as negative values as applicable, by either financing or repurchase agreements secured by Agency RMBS, as indicated, plus the net payable/receivable on either all unsettled trades, or unsettled Agency RMBS trades as indicated. The hedge ratios including any net TBA position are calculated as previously stated plus any at risk TBA position (at cost) added to either financing or repurchase agreements secured by Agency RMBS. See footnote 14 for further details.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. This calculation excludes cash held by the Company and excludes any net TBA position.
(10)	The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on financing outstanding at quarter end and the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter end were weighted by the outstanding repurchase agreements and securitized debt outstanding at quarter end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.

(11)	The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.
(13)	Undistributed taxable income per common share represents total undistributed taxable income as of quarter end.
(14)	Financing at quarter end, and when shown, daily weighted average, includes repurchase agreements inclusive of repurchase agreements through affiliated entities, plus or minus the net payable or receivable, as applicable, on unsettled trades, securitized debt and any net TBA position. Financing excludes repurchase agreements and unsettled trades on U.S. Treasuries.